Deutsche Asset Management [LOGO]
                                             A Member of the Deutsche Bank Group

Chief Executive Officer
Section 906 Certification under Sarbanes Oxley Act





I, Julian Sluyters, certify that:

1. I have reviewed this report, filed on behalf Scudder Intermediate Government & Agency Trust, on Form N-CSR;

2. Based on my knowledge and pursuant to 18 U.S.C. ss. 1350, the periodic report on Form N-CSR (the "Report") fully complies with the requirements of ss. 13 (a) or ss.15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


August 31, 2005                /s/ Julian Sluyters
                               Julian Sluyters
                               Chief Executive Officer
                               Scudder Intermediate Government & Agency Trust

                                                Deutsche Asset Management [LOGO]
                                             A Member of the Deutsche Bank Group




Chief Financial Officer
Section 906 Certification under Sarbanes Oxley Act





I, Paul Schubert, certify that:

1. I have reviewed this report, filed on behalf of Scudder Intermediate Government & Agency Trust, on Form N-CSR;

2. Based on my knowledge and pursuant to 18 U.S.C. ss. 1350, the periodic report on Form N-CSR (the "Report") fully complies with the requirements of ss. 13 (a) or ss. 15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



August 31, 2005              /s/ Paul Schubert
                             Paul Schubert
                             Chief Financial Officer
                             Scudder Intermediate Government & Agency Trust